Exhibit 99.1

SAM KAN & COMPANY
1151 Harbor Bay Pkwy., Suite 101
Alameda, CA 94502

Phone: 510.517.7874
Fax: 866.848.1224
http://www.skancpa.com

May 11, 2011

Prime Star Group, Inc.
4560 S. Decatur, Suite 301B
Las Vegas, Nevada 89103

This letter is to confirm our understanding of the services we are to perform for Prime Star Group, Inc. (the "Company"). We ask that you either confirm or amend this understanding.

We will perform an audit of the Company's financial statements for the year ended December 31, 2010, which will be prepared in accordance with accounting principles generally accepted in the United States of America. The objective of an audit of financial statements is to express an opinion on those statements,

As the Company is aware, the Securities and Exchange Commission (SEC) has issued a rule as required under section 404 of the Sarbanes-Oxley Act. Upon its effective dates this rule will require management to issue an annual report that will include its assessment of the Company's internal controls over financial reporting. The rule includes a requirement that the Company's auditor shall attest to and report on management's assessment. This arrangement letter does not include our fees to consult with management regarding the requirements of section 404 and the related rules or to perform the attestation. We will amend our arrangements with you after the Public Company Accounting Oversight Board has established the standards under which we must perform the attestation.

We will conduct our audit of the financial statements in accordance with auditing and related professional practice standards established by the Public Company Accounting Oversight Board (PCAOB). Those standards require that we plan and perform the audit to reasonable, rather than absolute, assurance about whether the financial statements are free of material misstatement, whether caused by error or fraud. Accordingly, a material misstatement may remain undetected. Also, an audit is not designed to detect errors or fraud that is immaterial to the financial statements.

An audit of financial statements also includes obtaining and understanding of internal control sufficient to plan the audit and to determine the nature, timing and extent of audit procedures to be performed. An audit is not designed to provide assurance on internal control or to identify significant deficiencies or material weaknesses.

We will communicate all significant deficiencies and material weaknesses that we identify during our audit to both management and to the audit committee in writing prior to issuing our audit report on the financial statements. In the event that we determine audit committee oversight to be ineffective and further determine that such ineffectiveness constitutes a significant deficiency or a material weakness, we will communicate our conclusion in writing to the board of directors.

We will also communicate any (a) fraud involving senior management and other fraud that causes a material misstatement of the financial statements, (b) illegal acts that come to our attention (unless they are clearly inconsequential), (c) disagreements with management and other serious difficulties encountered in performing our audits and (d) various matters related to the entity's accounting policies and financial statements to the audit committee prior to the issuance of our report on the financial statements.

Management is responsible for the financial statements, including adjusting the financial statements to correct material misstatements, and for making all financial records and related information available to us. Management is also responsible for providing us with a written management representation letter confirming certain representations made during the course of our audit of the financial statements and affirming to us that it believes the effects of any uncorrected misstatements aggregated by us during the current engagement and pertaining to the latest period presented are immaterial, both individually and in the aggregate, to the financial statement take as a whole.

Management is responsible for establishing and maintaining effective internal control over financial reporting and for making us aware of all significant deficiencies and material weaknesses in the design or operation of such controls that management has knowledge.

Management is responsible for identifying and ensuring that the entity complies with laws and regulations applicable to its activities, and for informing us of any known material violations of such laws or regulations. In addition, management is responsible for the design and implementation of programs and controls to prevent and detect fraud, and for informing us about all known or suspected fraud affecting the entity involving, (a) management, (b) employees who have significant roles in internal control and (c) others where fraud could have a material effect on the financial statements. Management is also responsible for informing us of its knowledge of any allegations of fraud or suspected fraud affecting the entity received in communication from employees, former employees, analysts, regulators, short sellers or others.

The audit committee is responsible for informing us of its views about the risks of fraud within the entity, and its knowledge of any fraud or suspected fraud affecting the entity.

If circumstances arise relating to the condition of the Company's records, the availability of sufficient, competent evidential matter, or indications of a significant risk of undetected material misstatements which, in our professional judgment, prevent us from completing the audit or fanning an opinion, we retain the unilateral right to take any course of action permitted by professional standards, including declining to express an opinion or issue a report, or withdrawal from the engagement.

During the course of our engagement, we may accumulate records containing data that should be reflected in the Company's books and records. The Company will determine that all such data, if necessary, will be so reflected. Accordingly, the Company will not expect us to maintain copies of such records in our possession.

We understand that you will provide the basic information required for our audit and that you are responsible for the accuracy and completeness of that information. We will advise you about appropriate accounting principles and their application and will assist in the preparation of your financial statements, but the responsibility for the financial statements remains with you. This responsibility includes the establishment and maintenance of adequate records and related internal controls, the selection and application of accounting principles, and the safeguarding of assets.

We understand that your employees will type all cash, accounts receivable, and other confirmations we request and wi1llocate any documents selected by us for testing.

Our procedures will include tests of documentary evidence supporting the transactions recorded in the accounts, tests of the physical existence of inventories, and direct confirmation of receivables and certain other assets and liabilities by correspondence with selected customers, creditors, and banks. We will request written representations from your attorneys as part of the engagement, and they may hill you for responding to this inquiry. At the conclusion of our audit, we will also request certain written representations from you about the financial statements and related matters.

Our tees for the audit services to be provided for the described period will be ranged from $4,000 to $5,000. We are requesting a retainer of $2,000 with the signed copy of the engagement letter. The fee is based on anticipated cooperation from your personnel and the assumption that unexpected circumstances will not be encountered during the audit. If significant additional time is necessary, we will discuss it with you and arrive at a new fee estimate before we incur additional costs.

Concluding the hilling summary:
     1. First Billing: $2,000 (retainer) due upon signing the engagement letter,
     2. Final Billing: ranged from $2,000 to $3,000 (upon issuance of draft financial statements with proposed adjusting journal entries).

Upon our notice to you, we reserve the right to cease all work on your account or accounts, in the event there are multiple accounts, regardless of the nature of the work, for your non-payment of delinquent balances owed to us. Such cessation will continue until your account or accounts are brought current. If it should become necessary to assign your account or accounts tor collection, you will be responsible for attorney fees and costs, as well as for interest at the legal rate.

In the event we are requested or authorized by Prime Star Group, Inc. or are required by government regulation, subpoena, or other legal process to produce our documents or our personnel as witnesses with respect to our engagements for Prime Star Group, Inc., Prime Star Group, Inc. will, so long as we are not a party to the proceeding in which the information is sought, reimburse ns for our professional time and expenses, as well as the fees and expenses of our counsel, incurred in responding to such requests. We understand that the Company intends to include our report in an offering memorandum to, and make reference to us in such as auditors.

The Company agrees to provide us with printer's proofs or masters of the filing for our review and approval before printing and with a copy of the final reproduced material for our approval before it is distributed. The Company also agrees to obtain our permission prior to including our reports or making reference to us in any other document used in the public or private offering of equity or debt services.

The Company agrees to promptly supply us with any comment letter or other communication received from the Securities and Exchange Commission relating to the financials statements or other information with which our report has been associated and to provide us with a copy of Prime Star Group, Inc.'s proposed response for our review before such response is provided. In the event our auditor/client relationship has been terminated when the Company seeks such consent, we will be under no obligation to grant such consent or approval.

The Company agrees that before filing any document with which we are associated, in electronic format, the Company will provide us with a printed copy of the information to be filed. We will provide the Company with a signed copy of our report(s), consent(s), and/or other relevant document after completing our review. These manually signed documents will authorize the use of our name prior to any electronic transmission by you. For our files, the Company will provide to us a complete copy of the document as accented by EDGAR or others.

Prime Star Group, Inc. and Sam Kan & Company or any successors in interest agree that no claim arising our of services rtll1dered pursuant to this agreement by or on behalf of Prime Star Group, Inc. shall be asserted more than two years after the date of the last audit report issued by Sam Kan & Company.

The letter constitutes the complete and exclusive statement of agreement between Sam Kan & Company and Prime Star Group, Inc. superseding all proposals, oral or written, and all other communication, with respect to the terms of the engagement between the parties.

We appreciate the opportunity to be of service to you and believe this letter accurately summarizes the significant terms of our engagement. If you have any questions, please let us know. If you agree with the terms of our engagement as described in this letter, please sign the enclosed copy and return it to us with the specified retainer.

Very truly yours,

/s/ SAM KAN & COMPANY

SAM KAN & COMPANY

RESPONSE:

This letter correctly sets forth the understanding of Prime Star Group, Inc.

Officer Signature: /s/ Edward Braniff

Title: President

Date: 5-12-2011